                          SCHEDULE 14A

                          (Rule 14a-101)
            INFORMATION REQUIRED IN A PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No.      )


Filed by the Registrant  /X/
Filed by a Party other that the Registrant /   /

Check the appropriate box:
/   / Preliminary Proxy Statement
/   / Confidential for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
/ X / Definitive Proxy Statement
/   / Definitive Additional Materials
/   / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MERISEL, INC.
----------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                 N/A
----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):  N/A

/   / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
/   / $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
/   / Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
_________________________________________________________________

     (2)  Aggregate number of securities to which transaction
applies:
__________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
__________________________________________________________________
     (5)  Total fee paid:
_________________________________________________________________

/   / Fee paid previously with preliminary materials.
/   / Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
_________________________________________________________________
     (2)  Form, Schedule or Registration No.:
_________________________________________________________________
     (3)  Filing Party:
_________________________________________________________________
     (4)  Date Filed:
_________________________________________________________________

                                   MERISEL, INC.
                    NOTICE OF ANNUAL MEETING  OF STOCKHOLDERS
                           To Be Held December 18, 1996



TO THE STOCKHOLDERS OF MERISEL, INC.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Merisel, Inc. (the "Company") will be held on December 18, 1996 at 10:00 a.m. Los Angeles time, at the Company's headquarters located at 200 Continental Boulevard, El Segundo, California, for the following purposes as described in the accompanying Proxy
Statement:

          1. To elect two Class III directors to the Board of Directors for terms expiring in 1999 to replace those directors whose terms expire in 1996.

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed November 11, 1996 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. A copy of (a) the Company's 1995 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1995, and (b) the Company's Quarterly Report (Form 10-Q) for the quarterly period ended September 30, 1996, including financial statements for the nine months ended September 30, 1996, are each enclosed with this Notice of Annual Meeting but are not to be considered part of the proxy soliciting material.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the
Annual Meeting, to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                     By Order of the Board of Directors

                     /s/ Kelly M. Martin
                     Kelly M. Martin
                     Secretary

El Segundo, California
November 14, 1996

                          MERISEL, INC.
                    200 Continental Boulevard
                  El Segundo, California 90245


                         PROXY STATEMENT


                       GENERAL INFORMATION


      This Proxy Statement is being sent on or about November 14, 1996, in connection with the solicitation of proxies by the Board of Directors of Merisel, Inc., a Delaware corporation (the "Company" or "Merisel"). The proxies are for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held on December 18, 1996, at 10:00 a.m. Los Angeles time, at the Company's headquarters located at 200 Continental Boulevard, El Segundo, California and at any meetings held upon adjournment thereof. The record date for the Annual Meeting is the close of business on November 11, 1996 (the
"Record Date"), and all holders of record of Merisel's common stock, par value $0.01 per share (the "Common Stock"), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any meetings held upon adjournment thereof. The Company's principal executive offices are located at 200 Continental Boulevard, El Segundo, California 90245, and its telephone number is (310) 615-3080.

       A proxy form for use at the Annual Meeting is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided in order to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting:
(a) for the Board of Directors' slate of nominees; and (b) as recommended by the Board of Directors with regard to all other matters in its discretion.

        The  only  voting  securities  of  the  Company  are  the
outstanding shares of Common Stock. At the Record Date, the Company had 30,078,495 shares of Common Stock outstanding. At the
Record  Date, the Company had 1264 stockholders of  record.   The
holders  of  record  of a majority of the outstanding  shares  of
Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common
Stock  held.   Abstentions and broker non-votes are  counted  for
purposes of determining the presence or absence of a quorum for the transaction of business. The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the Board of Directors of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect with respect to the election of directors. In matters other than the election of
directors,   abstentions  are  counted  as   votes   against   in
tabulations   of  the  votes  cast  on  proposals  presented   to
stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

       The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by Merisel. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

       The Company was originally incorporated in California in October 1980, was reincorporated in Delaware in August 1988 and changed its name from Softsel Computer Products, Inc. to Merisel, Inc. in August 1990. As used in this Proxy Statement, the "Company" and "Merisel" refer to Merisel, Inc. for periods after August 1990. For periods prior to August 1990 but after August 1988, the "Company" refers to Softsel Computer Products, Inc., a Delaware corporation, and, for periods prior to
August 1988, the "Company" refers to the predecessor California corporation. In April 1990, the Company acquired Microamerica, Inc., a Delaware corporation ("Microamerica"). As used in this Proxy Statement, "Microamerica" refers to Microamerica, Inc., an independent entity for periods prior to April 9, 1990. On January 31, 1994, the Company, through its wholly-owned subsidiary, Merisel FAB, Inc., acquired certain assets of the United States Franchise and Distribution Division of Vanstar Corporation (formerly ComputerLand Corporation). On September 27, 1996, the Company sold substantially all of its European, Latin American and Mexican businesses.

                         PROPOSAL NO. 1

                     ELECTION OF DIRECTORS

       The Board of Directors presently consists of five members divided into three classes serving staggered terms, with one class of directors elected annually. Class I consists of one director and Classes II and III each consist of two directors.
At the Annual Meeting, the terms of the two present directors constituting Class III will expire. The term of the director in Class I extends through 1997, and the term of the directors in Class II extends through 1998. The table below indicates the names of the directors in each class and the expiration of the terms of the directors in each class.
      Class I                Class II             Class III
 (terms expiring in      (terms expiring       (terms expiring
       1997)                 in 1998)              in 1996)
---------------------------------------------------------------------
Lawrence J. Schoenberg    Joseph Abrams        David L. House
                          Dr.  Arnold Miller   Dwight A. Steffensen


       The  Board  of  Directors has nominated the two  incumbent
Class III directors named above for election as Class III directors at the Annual Meeting. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. Each director elected to Class III at the Annual Meeting will be elected for a three-year term which will expire in 1999.

       If, by reason of death or other unexpected occurrence, any one or more of such nominees should for any reason become unavailable for election (although management knows of no reason to anticipate that this will occur), the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

       No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship between them nor with any director or executive officer of the Company.

Information  Regarding  Nominees  and  the  Board  of  Directors;
Director Compensation

       The nominees for election as Class III directors and all current Class I and II directors are listed below, together with their ages and all Company positions and offices held by them.

       Name                 Age*    Position
------------------------------------------------------------------------
Dwight A.                   53      Chairman of the
Steffensen                          Board of Directors,
                                    and Chief Executive
                                    Officer
Joseph Abrams               60      Director
David L. House              53      Director
Dr. Arnold Miller           68      Director
Lawrence J. Schoenberg      64      Director

* As of November 1, 1996

        The business experience, principal occupations and employment during the past five years of each of the nominees for election as Class III directors and each of the Class I and II directors, together with their periods of service as directors and executive officers of the Company, as applicable, are set forth below.

      Dwight A. Steffensen was elected as Chief Executive Officer and Chairman of the Board of the Company in February 1996. Mr. Steffensen has been a member of the Board of Directors since August 1990. From January 1985 to March 1992, Mr. Steffensen served as a Director and Executive Vice President of Bergen Brunswig Corporation (''Bergen''), a pharmaceuticals distributor. From April 1992 to October 1995, Mr. Steffensen served as President and Chief Operating Officer for Bergen. In January 1996, he resigned from Bergen's Board of Directors.

      Joseph Abrams was elected a director of the Company following the acquisition of Microamerica by the Company in April 1990. Mr. Abrams had previously served as a director of
Microamerica from 1983 to April 1990 and also served as President, Chief Operating Officer and Secretary of AGS Computers, Inc. (''AGS''), a software development company, which was a subsidiary of NYNEX Corp., a telecommunications company, from 1988 until his retirement in 1991. He is also a director of Spectrum Signal Processing, a hardware and software electronics company and Phonetel Technologies, a provider of pay telephone services.

      David L. House was appointed to the Board of Directors in March 1994 to fill a vacancy. In October 1996, Mr. House was named Chairman of the Board, President and Chief Executive Officer of Bay Networks, Inc., a marketer of internet working products. From 1974 to 1996, he was employed by Intel Corporation, a manufacturer of microprocessing systems, most recently as Senior Vice President and General Manager of the Enterprise Server Group.

      Dr. Arnold Miller was elected to the Board of Directors in August 1989 and was appointed the Governance Director in May
1995. Since its formation in 1987, he has been President of Technology Strategy Group, a consulting firm organized to assist businesses and government in the fields of corporate strategy development, international technology transfer and joint ventures, as well as business operations support. Prior to joining Technology Strategy Group, Dr. Miller was employed at Xerox Corporation, a consumer products and information services company, for 14 years, where his most recent position was Corporate Vice President with responsibility for worldwide electronics operations.

     Lawrence J. Schoenberg was elected a director of the Company following the acquisition of Microamerica in April 1990. Mr. Schoenberg had previously served as a director of Microamerica from 1983 to April 1990. From 1967 through 1990, Mr. Schoenberg served as Chairman of the Board and Chief Executive Officer of
AGS. From January to December 1991, Mr. Schoenberg served as Chairman and as a member of the executive committee of the Board of Directors of AGS. Mr. Schoenberg retired from AGS in 1992. He is also a director of Sungard Data Services, Inc., a computer services company, Government Technology Services, Inc., a microcomputer reseller, Penn-America Group, Inc., a casualty insurance company, and Forecross Inc., a computer software company.

       The Company's Board of Directors met fifteen times during the fiscal year ended December 31, 1995. Each incumbent director other than Mr. House attended at least 75% of the aggregate of
(i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served that occurred during this period. Mr. House attended 71% of such aggregate meetings. During fiscal 1995, each nonemployee director was entitled to receive an annual retainer of $8,000, $1,000 per Board of Directors meeting attended, $5,000 annually for acting as the chairman of a committee of the Board, $2,000 annually for committee membership, $250 per committee meeting attended and reimbursement for travel expenses to and from Board of Directors and committee meetings. Technology Strategy Group, a consulting firm associated with Dr. Miller, also received $75,000 for consulting fees in 1995.

       Additionally, pursuant to the Company's 1992 Stock Option Plan for Nonemployee Directors (the "Nonemployee Director Plan"), immediately following the Company's 1995 Annual Meeting, Messrs. Abrams, House, Miller, Schoenberg and Steffensen were each awarded options to purchase 1,000 shares of Common Stock at an exercise price of $5.875 per share. The Nonemployee Director Plan provides for the granting of nonqualified stock options to each member of the Company's Board of Directors who is not otherwise an employee or officer of the Company or any subsidiary of the Company (an "Eligible Director"). Currently, four members of the Board of Directors are Eligible Directors. The Nonemployee Director Plan provides for the issuance of options to purchase up to 50,000 shares of Common Stock at an exercise price per share of not less than the fair market value of the Common Stock on the date of grant.

       The Nonemployee Director Plan provides for initial grants with respect to options to purchase 1,000 shares of Common Stock to each Eligible Director immediately following the annual meeting at which such director is first elected or appointed, whichever is applicable. Each Eligible Director who has received an initial option grant will also receive annual automatic option grants of 1,000 shares immediately following each of the Company's annual meetings. Each option becomes exercisable when, and only if, the optionee continues to serve as a director for twelve months following the date on which the option was granted. Options expire ten years and one day from the date of grant, subject to earlier termination in accordance with the Nonemployee Director Plan. Any vested and exercisable options may be exercised in whole or in part by payment in cash of the full exercise price.

       The Board of Directors maintains an Audit Committee, which is currently comprised of Dr. Miller and Mr. Schoenberg. The Audit Committee met five times in fiscal 1995. The Audit Committee was formed to, among other things, consult and meet with the Company's auditors and its Chief Financial Officer and other finance and accounting personnel, review potential conflict of interest situations, where appropriate, and report and make recommendations to the full Board of Directors regarding such matters. The Board of Directors has an Organization and Compensation Committee, which is currently comprised of Messrs. Abrams, House and Schoenberg. The Organization and Compensation Committee met five times in fiscal 1995. The Board of Directors maintains an Option Committee that administers the Company's stock option plans. The Option Committee met one time in fiscal 1995. The Option Committee is currently comprised of Messrs. Abrams, House and Schoenberg. In December 1995, the Board of Directors formed a Nominating Committee to recommend persons for membership on the Board and to establish criteria and procedures for the selection of new directors. The Nominating Committee is currently comprised of Messrs. Schoenberg, Miller and Steffensen.

      For further information regarding the nominees for election as Class III directors and the Class I and II directors, including stock ownership and related party transactions, see
"Security  Ownership  of  Principal Stockholders,  Directors  and
Executive Officers" and "Executive Officers, Compensation and Other Information" below.

         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of November 1, 1996 certain information regarding beneficial ownership of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock as of such date, each director and each executive officer of the Company and all directors and executive officers, as a group. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to shares beneficially owned by them, subject to community property laws, where applicable.


  Name and Address (1)        Common Stock          Percent of Shares
                              Beneficially Owned          Owned
------------------------------------------------------------------------
Dwight Steffensen (2)               4,000                     *
Joseph Abrams(3)                  600,560                  1.99%
David L. House(4)                   2,000                     *
Dr. Arnold Miller(3)                6,000                     *
Lawrence J. Schoenberg(3)         364,584                  1.20%
James E. Illson (4)                     0                     *
Martin E. Fishman(5)               18,501                     *
Timothy N. Jenson(6)               18,200                     *
Kelly M. Martin(7)                  2,805                     *
Archie K. Miller (8)                4,625                     *
Susan J. Miller-Smith(4)          116,897                     *
Thomas P. Reeves(9)               131,641                     *
Kristin M. Rogers(10)              43,948                     *
James D. Wittry(4)                      0                     *
Bruce A. Zeedik                         0                     *

All Directors and
Executive Officers              1,313,761                  4.36%
as a Group (15 Persons)(11)
_______________


*   Percentage  of Common Stock owned is less than  one  percent.
(Footnotes on following page)

(1) The address for all listed persons is c/o Merisel, Inc., 200 Continental Boulevard, El Segundo, California 90245.

(2)      Represents  4,000  shares  issuable  with  respect  to   stock
         options exercisable within 60 days after November 1, 1996. In addition Mr. Steffensen also has a stock appreciation right (the "SAR") covering 500,000 hypothetical shares of the Company's Common Stock. Within 60 days after November 1, 1996, 20.8% of Mr. Steffensen's SAR will have vested. Mr. Steffensen may not receive any payment under his SAR until the earlier to occur of (a) the termination of his employment with the Company for any reason, or (b) February 12, 1997. Mr. Steffensen has no voting rights with respect to the SAR.

(3) Includes 4,000 shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

(4) Represents shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

(5) Includes 4,375 shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

(6) Includes 15,625 shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

(7) Includes 625 shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

(8) Includes 4,375 shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

(9)      Includes  133,821  shares  issuable  with  respect  to   stock
         options exercisable within 60 days after November 1, 1996.

(10) Includes 41,366 shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

(11) Includes 218,187 shares issuable with respect to stock options exercisable within 60 days after November 1, 1996.

                EXECUTIVE OFFICERS, COMPENSATION
                     AND OTHER INFORMATION

Executive Officers

     Set forth in the table below are the names, ages and offices held by all executive officers of the Company.

       Name            Age*             Position
Dwight A.              53     Chairman of the Board
Steffensen                    and Chief Executive Officer

James E. Illson        43     Chief Financial Officer,
                              Senior Vice President
                              and Assistant Secretary

Martin E.Fisman        38     President, Merisel FAB,
                              Inc., Vice President

Timothy N. Jenson      37     Vice President,
                              Treasurer and
                              Assistant Secretary
Kelly M. Martin        36     Vice President, General
                              Counsel and Secretary

Archie K. Miller       39     Vice President, Merisel
                              Americas, Inc.

Susan J. Miller-       44     Senior Vice President
Smith

Thomas P. Reeves       35     Senior Vice President

Kristin M. Rogers      38     Senior Vice President,
                              Merisel Americas, Inc.

James D. Wittry        43     Senior Vice President,
                              Merisel Americas, Inc.

Bruce A. Zeedik        55     Vice President and
                              Controller
______________
* As of November 1, 1996

      Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience for the previous five years of all executive officers except those who are also directors. For information concerning the business experience of Mr. Steffensen, see "Information Regarding Nominees and the Board of Directors" above.

      Except as described in "Employment and Change-in-Control Arrangements" below, no arrangement or understanding exists between any executive officer and any other person or persons pursuant to which any such officer was or is to be selected as an officer.

     Prior to joining Merisel in August 1996, Mr. James E. Illson served as Senior Vice President and Chief Financial Officer for the Southern California-based grocery chain, Bristol Farms. He joined Bristol Farms in 1995. From 1992 to 1995, Mr. Illson was a partner with Kidd, Kamm & Co., a private equity investment firm. Prior to that, Mr. Illson spent more than 13 years with Deloitte & Touche, most recently as a national partner in Deloitte & Touche's reorganization advisory services group.

      Martin E. Fishman has been with the Company for over fourteen years in a variety of positions including Managing
Director of the Company's Swiss subsidiary. In 1996, Mr. Fishman was appointed President of Merisel FAB, Inc., a subsidiary of the Company.

     Timothy N. Jenson joined the Company in 1993 as Vice
President and Treasurer.  From 1989 to 1993, Mr. Jenson served as
Vice President at Citicorp North America, Inc. where he was responsible for the Company's lending relationship.

      Kelly M. Martin joined the Company in 1994 as General Counsel. In February of 1996, Ms. Martin was promoted to Vice President. From 1993 to 1994, she served as the Assistant Deputy Mayor of Economic Development for the City of Los Angeles. For seven years prior to joining the Mayor's office, Ms. Martin was employed by the law firm of Riordan & McKinzie, most recently as a partner in the corporate department.

      Archie K. Miller, is a Vice President and General Manager of the Merisel Open Computing Alliance, a division of Merisel Americas, Inc. dedicated to the sales and support of Sun Microsystems and complementary third-party products and services, a position he has held since 1994. From 1993 to 1994, Mr. Miller served as Vice President, North American Sales for Performance Technologies, Inc., a provider of database performance tools for Oracle. From 1991 to 1993, Mr. Miller was employed by Microcom, a manufacturer of modem and software products, and most recently was the Director, Channel Sales.

     Susan J. Miller-Smith joined Merisel in 1987 as President of the Company's Canadian subsidiary and became a Senior Vice President in charge of Canadian operations in May 1992. She continued in that capacity until August 1994, when she was named Senior Vice President_European Operations and became Managing Director of the Company's operations in Europe.

      Thomas P. Reeves joined Merisel in 1987 as director of International Strategic Planning. From March 1990 to February 1992, Mr. Reeves served as Managing Director of the Company's United Kingdom subsidiary. From February 1992 until August 1994, Mr. Reeves served as the Company's Managing Director of operations in Europe. Mr. Reeves was named Senior Vice President-European Operations in May 1992. In August 1994, he became Senior Vice President_Canadian Operations as well as President of the Company's Canadian subsidiary.

       Kristin M. Rogers has been with the Company and Microamerica since 1980 and in her 16 years with the Company she has held various positions including Vice President, Quality Process Improvement. In 1996, Ms. Rogers was promoted to the office of Senior Vice President of Merisel Americas, Inc., Products and Inventory Management.

      James D. Wittry joined the Company in 1996 as Senior Vice President, Sales of Merisel Americas, Inc. From 1994 to 1995, Mr. Wittry was with AST Research, a manufacturer of personal computers as Senior Vice President. From 1991 to 1994 he was employed by Ingram Micro, a wholesale distributor of computer software and hardware. At Ingram Micro, Mr. Wittry held the office of Senior Vice President, U.S. Sales. Prior to that, Mr. Wittry spent 10 years with Avnet Computer, where he rose to the position of National Computer Sales Director.

     Bruce A. Zeedik joined the Company in January 1996 as Vice President and Corporate Controller. From 1994 to 1995, Mr. Zeedik was the Vice President of finance for JBL Professional, a distributor of audio speakers and stereo sound equipment. From 1989 to 1994, Mr. Zeedik was the vice president and corporate controller for Seiko Instruments USA, Inc., a wholly owned subsidiary of Seiko Watch Company.

Section 16(a)  Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market, and to furnish the Company with copies of all Section 16(a) forms they file.

      Based on its review of the copies of such forms received by it and on written representations from such persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1995, all filing requirements applicable to its directors and executive officers were complied with, except for the following: Form 4s, each reporting the annual grant of options to non-employee directors, were filed late by Dr. Miller and Messrs. Abrams, House, Schoenberg, Steffensen and Wagman and a Form 5 reporting the grant of options to Ronald A. Rittenmeyer was filed late. Executive Compensation

Summary Compensation Table

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Company's former Chief Executive Officer and the four other most highly compensated executive officers of the Company, who were serving as executive officers at the end of 1995 fiscal year. For information about the companies current executive officers see "Employment and Change-in-Control arrangement" below.

                   Summary Compensation Table

                                                    Long-Term
                                    Annual         Compensation    All Other
                                Compensation(1)      Awards(3)   Compensation
                                                     Option (#)     ($)(4)
    Name and Principal     Year  Salary    Bonus
         Position                ($)(2)    ($)(2)
----------------------------------------------------------------------------
Michael D. Pickett,        1995  502,092      -0-    211,741       18,542
Former Chairman of the     1994  501,630   77,438        -0-       17,022
Board of Directors,        1993  490,066  279,688        -0-       18,739
President and Chief
Executive Officer(5)

James L. Brill,            1995  227,700      -0-     80,000        4,436
Former Senior Vice         1994  217,517   19,688        -0-        3,306
President-Finance, Chief   1993  207,503   72,656        -0-        4,122
Financial Officer,
Secretary and Director (5)

Susan J. Miller-Smith,     1995  241,664      -0-    100,000       84,101
Senior Vice                1994  160,854   91,488        -0-      177,308
President-Managing         1993  166,346   95,112        -0-        5,944
Director-Europe (6)

Paul M. Lemerise           1995  248,100      -0-     80,000       3,378
Former Senior Vice         1994  216,029   29,876        -0-       3,522
President_Chief            1993  191,030   40,507        -0-       5,088
Information Officer (5)

Martin D. Wolf             1995  215,000   26,875     75,000       3,444
Former Senior Vice         1994  214,354   17,899        -0-       3,166
President (5)              1993     n/a       n/a        n/a         n/a

__________
(1)      While  the  named  executive  officers  enjoyed  certain
  perquisites   commensurate  with  their  positions   with   the
  Company, such perquisites did not exceed the lesser of  $50,000 or ten percent (10%) of such officer's salary and bonus.

(2) Portions of the salary and/or bonus earned by named executive officers may be deferred pursuant to the Company's executive deferred compensation plan (the ''Deferred Compensation Plan''), which was adopted by the Board of Directors in 1990. Under the Deferred Compensation Plan, executive officers may elect on an annual basis to defer any portion of their pre-tax compensation until retirement or termination of employment. The Company will pay participants in the Deferred Compensation Plan, upon retirement or termination of employment, an amount equal to the amount of deferred compensation plus a guaranteed return at a specified rate that is no less than a base interest rate. In addition, upon the death of a participant the Company will pay a death benefit to a named beneficiary.

(3) At December 31, 1995, the only long-term compensatory arrangement the Company had for its executive officers was its stock option plan, grants under which are listed in the Summary Compensation Table for completeness of presentation.

(4) For Mr. Pickett, the amount listed for 1995 includes the Company's contributions on behalf of Mr. Pickett of (a) $3,722 to the Merisel, Inc. 40l(k) Plan (the ''40l(k) Plan''), (b) $1,320 of premiums paid with respect to the Company's group term life insurance policy (the ''Term Life Policy''), and (c) $13,500 to Mr. Pickett's split-dollar life insurance policy. For Mr. Brill, the amount listed for 1995 includes the Company's contributions on behalf of Mr. Brill of (a) $3,722 to the 401(k) Plan and (b) $714 to the Term Life Policy. For Ms. Miller-Smith, the amount listed for 1995 includes (a)
  reimbursement   of  relocation  costs  of  $84,101.   For   Mr.
  Lemerise, the amount listed for 1995 includes the Company's contributions on behalf of Mr. Lemerise of (a) $1,025 to the 401(k) Plan and (b) $2,353 to the Term Life Policy. For Mr. Wolf, the amount listed for 1995 includes the Company's contributions on behalf of Mr. Wolf of (a) $3,000 to the 401(k) Plan and (b) $444 to the Term Life Policy. Itemized disclosure of amounts of other compensation in 1994 and 1993 is not required.

(5)     Mr.  Pickett resigned on February 12, 1996, Mr. Brill  on
  September 3, 1996, Mr. Lemerise on July 31, 1996 and Mr. Wolf on October 31, 1996.

(6)     Ms.  Miller-Smith  became Senior Vice  President_Canadian
  Operations   in   May   1992.  She  was   named   Senior   Vice
  President_European Operations in August 1994.
  Options in 1995 Fiscal Year

   The following tables summarize option grants and exercises during the 1995 fiscal year to or by the executive officers named in the Summary Compensation Table above and the value of the options held by such persons at the end of the 1995 fiscal year.


                Option Grants in 1995 Fiscal Year

                                                       Potential
                                                    Realizable Value
                                                      at Assumed
                                                      Annual Rates
                   Individual Grants                 of Stock Price
                   -----------------                  Appreciation
                                                     for Option Term
                                                         ($)(1)
                      Percent                         ---------------
                      of Total
                       Option
           Options    Granted     Per Share
           Granted  To Employees  Exercise    Expiration
  Name       (#)      in 1995      Price        Date($)     5%($)      10%($)
-----------------------------------------------------------------------------
Michael D.  24,241       1.4%    $  4.579     03/27/05      69,807    176,905
Pickett    187,500      11.2%    $  6.313     06/09/05     744,356  1,886,344

James L.    25,000       1.5%    $  4.579     03/27/05      71,993    182,444
Brill       55,000       3.3%    $  6.313     06/09/05     218,344    553,327

Susan J.    25,000       1.5%    $  4.579     03/27/05      71,993    182,444
Miller-     75,000       4.5%    $  6.313     06/09/05     297,742    553,327
Smith

Paul M.     25,000       1.5%    $  4.579     03/27/05      71,993    182,444
Lemerise    55,000       3.3%    $  6.313     06/09/05     218,344    553,327

Martin D.   75,000       4.5%    $  4.579     03/27/05     215,978    547,331
Wolf
__________
(1) Potential realizable value is determined by taking the initial market value per share and applying the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of that period and multiplying that number by the number of options granted. Actual gains, if any, recognized by a named executive officer are dependent on the future performance of the Common Stock and on overall market conditions. There can be no assurance that the potential realizable values reflected in this table will be achieved.

                      Option/SAR Repricings




              Number of                                         Length of
             Securities    Market Price   Exercise               Original
             Underlying    of Stock at     Price        New     Option Term
            options/SARS    Time of      at Time of   Exercise  Remaining at
Name   Date   Repriced    Repricing or    Repricing     Price     Date of
             or Amended     Amendment    or Amendment           Repricing or
                (#)            ($)           ($)         ($)     Amendment
-----------------------------------------------------------------------------
Martin 03/27/95 75,000       $4.579       $15.625      $4.579     9 years
D. Wolf



(1)     Mr.  Wolf resigned from the Company on October 31,  1996.
  At  the  time  of his resignation, the price of  the  Company's
  Common Stock was $2.0313. Mr. Wolf's options will expire on January 31, 1997.

         Aggregated Option Exercises in 1995 Fiscal Year and Value of Options at Fiscal 1995 Year End


                               Number of
                               Securities       Value of
                               Underlying      Unexercised
                              Unexercised     In-the-Money
                               Options at      Options at
                                 Fiscal        Fiscal Year
                              Year End (#)     End ($)(1)

            Shares   Value
 Name     Acquired Realized Exercisable Unexercisable Exercisable Unexercisble
              on      ($)
           Exercise
             (#)
----------------------------------------------------------------------------
Michael D.   -0-      -0-     537,371      309,241     365,198        -0-
Pickett

James L.     -0-      -0-     162,138       93,750     166,221        -0-
Brill

Susan J.     -0-      -0-      83,647       95,000      32,515        -0-
Miller-Smith

Paul M.      -0-      -0-      47,500       87,500         -0-        -0-
Lemerise

Martin D.    -0-      -0-      18,750       56,250         -0-        -0-
Wolf
----------
(1) Value is determined by subtracting the exercise price of each option held by the named executive officer from $4.375, the fair market value of the Common Stock as of December 31, 1995, and multiplying the resulting number by the number of underlying shares of Common Stock.

Employment and Change-in-Control Arrangements

   Effective February 12, 1996, the Company entered into a one-year employment agreement with Mr. Steffensen, pursuant to which he is to serve as Chairman of the Board of Directors and Chief Executive Officer with an annual salary of $505,000 and a quarterly bonus based on the Company's financial performance up to a maximum of $126,250 per quarter (a minimum bonus of $37,875 is guaranteed for the first quarter of 1996). The agreement also entitles Mr. Steffensen to 500,000 stock appreciation rights (''SAR Shares'') vesting on a deferred basis (except in the event of certain extraordinary transactions, as specified) and subject to the receipt by the Company of certain gross proceeds from specified extraordinary transactions. The SAR Shares have an exercise price of $2.8175 per share. Mr. Steffensen is also eligible to receive a lump-sum bonus of $990,000 in connection with the sale of the Company (as defined) and of $200,000 in the event of a sale of the Company's European operations (as defined) (together, the ''Extraordinary Transactions''), as well as certain other benefits, including specified fees for legal and accounting services and the payment of business and automobile expenses. If the employment agreement is terminated by the Company other than for cause (as defined), Mr. Steffensen will be entitled to receive the remainder of his base salary and may remain eligible to receive bonuses in connection with Extraordinary Transactions. On October 4, 1996, the Company consummated the sale of its European operations, and Mr. Steffensen received his $200,000 bonus.

    Effective September 1995, the Company entered into an employment agreement with Ronald Rittenmeyer, pursuant to which he was named President and Chief Operating Officer with an annual salary of $355,000 and an annual performance bonus of at least $200,000 per year (payable quarterly). For 1996, Mr. Rittenmeyer's bonus was guaranteed to him. Mr. Rittenmeyer was also entitled to certain other benefits, including 300,000 SAR Shares (vesting and payable as specified in the agreement), specified fees for legal and accounting services and the payment of business and automobile expenses and certain housing and travel expenses. The agreement provided for certain severance benefits to be paid to Mr. Rittenmeyer upon a change of control or termination without cause. The agreement also provided that upon Mr. Rittenmeyer's voluntary resignation, he would be entitled to severance payments of at least three months' salary and bonus, in accordance with formulae dependent upon the timing of such resignation. On October 1, 1996, Mr. Rittenmeyer voluntarily resigned. Pursuant to his agreement, he received a lump sum payment equal to 12 months compensation (salary and bonus) of $555,000. Mr. Rittenmeyer also served as a member of the Board of Directors from February, 1996 to October, 1996.

   In addition, both Mr. Steffensen and Mr. Rittenmeyer are subject to specified obligations of non-competition, non-solicitation and confidentiality obligations and Mr. Steffensen is entitled to receive a lump sum payment of $1,010,000, in consideration for such obligations in the event of the sale of the Company or certain other termination events (as defined).

  In April 1992, the Company and Mr. Pickett entered into a five-year employment agreement. Pursuant to the terms of that agreement, Mr. Pickett was to serve as the Chairman of the Board of Directors, President and Chief Executive Officer of Merisel with an annual salary (subject to discretionary increases approved by the Board of Directors) of $502,092 (as of February 12, 1996) and, if predetermined objectives were achieved, an annual performance bonus of at least $295,000 under any management bonus plan adopted by the Board of Directors as well as certain other benefits. Effective February 12, 1996, the Board of Directors terminated the above described employment agreement and determined to pay Mr. Pickett the resulting benefits, including a cash payment of $750,000. The Company concurrently entered into a new employment agreement with Mr. Pickett, which provided for his continued employment through June 14, 1996 to provide information and otherwise facilitate a smooth transition between Mr. Pickett and Mr. Steffensen. The new agreement entitles Mr. Pickett to $31,350 per month through such period as well as certain other benefits, including payment of specified fees for legal and outplacement services. The agreement subjects Mr. Pickett to specified obligations of non-competition, non-solicitation and confidentiality, in consideration for which Mr. Pickett is entitled to $500,000 (paid out periodically over 12 months or immediately upon a change in control).

   In January 1995, the Company entered into an Early Retirement Agreement with John Connors, formerly the Senior Vice President-U.S. Operations. Mr. Connors resigned as Senior Vice President, but continued to remain employed by the Company on a part-time basis until February 1996. Under his agreement, Mr. Connors received cash compensation of $500,000 plus certain benefits. In exchange, Mr. Connors agreed not to compete with Merisel or to hire any of Merisel's employees for the term of the agreement.

   In September and October 1995, the Company entered into retention agreements (the ''Retention Agreements'') and employment agreements (the ''Employment Agreements'') with Messrs. Brill, Lemerise, Thompson, Reeves and Wolf effective through August 1998. The Retention Agreements provide that if the Company terminates the executive's employment without cause or the executive resigns with good reason (each as defined in the Retention Agreements and together, ''Covered Terminations'')
following a change of control, the Company will pay the executive's base salary for 180 days over the course of such period, as well as a lump-sum payment of one-half of the executive's average annual performance bonus. The Employment Agreements provide for the continued payment of annual base
salaries,   average  bonuses  and  COBRA  payments  for   Covered

Terminations following the termination of Mr. Pickett as Chief Executive Officer. In July, September and October 1996, Messrs. Lemerise, Thompson and Wolf, respectively, resigned for good reason (as defined) and the Company is paying the resulting benefits under the applicable Employment Agreements.

   On August 27, 1996, the Company entered into a separation agreement (the "Separation Agreement") with James L. Brill, pursuant to which Mr. Brill's separation from the Company constituted a qualifying termination (as defined). In connection with his termination, Mr. Brill received (I) an amount equal to his annual base salary in two lump sum payments of $113,850, each on September 3, 1996 and on October 4, 1996, (ii) a lump sum payment of $26,908.00, which was equal to the average of the annual performance bonus received by Mr. Brill over the prior three year period, (iii) reimbursement for legal and accounting fees up to $5,000 and (iv) reimbursement for outplacement services for a period of one year up to $15,000. The Company also permitted Mr. Brill to retain as his property the car phone, lap top computer and home fax machine previously provided to him for his use. In order to obtain Mr. Brill's services in connection with the sale of the Company's European businesses, the Company retained Mr. Brill as consultant through September 30, 1996 at the rate of $2,000 per day. The Company intends to continue to retain Mr. Brill as a consultant at the rate of
$10,000 per week until completion of the closing audit in connection with the sale of such European businesses is completed. In return, Mr. Brill is subject to specified obligation of non-competition, non-solicitation and confidentiality.

   In November 1996, the Company entered into an amended and restated employment agreement with Ms. Miller-Smith which provides for the lump-sum payment of Ms. Miller-Smith's annual base salary, average bonus and specified relocation expenses upon the cessation of her employment due to a termination without cause (as defined), or her resignation with good reason (as defined) following specified change of control transactions, including changes of control affecting the Company's European operations, which change has occurred. Ms. Miller-Smith's current base annual salary is $250,000 and her annual bonus is $125,000.

      Merisel Americas, Inc. has entered into a letter agreement, as amended, with Kristin M. Rogers, a Senior Vice President of Product and Inventory Management, pursuant to which if the Company terminates Ms. Rogers' employment without cause (as defined), whether before or after a change of control, then the Company will pay Ms. Rogers an amount equal to her annual base salary plus the average of the annual bonus received by her over the prior three year period (excluding bonus amounts guaranteed but not otherwise earned by performance), as well as continued COBRA payments for a one year period. In addition upon such termination, the vesting of stock options granted to Ms. Rogers will accelerate. Ms. Rogers' annual salary is currently $190,000 and she is eligible for an annual bonus of up to $95,000, one quarter of which is to be earned and paid quarterly based on achievement of financial and performance objectives. Ms. Rogers' quarterly bonus has been guaranteed to her for fiscal 1996. Provided that Ms. Rogers is still employed by the Company on April 14, 1997, she will receive a bonus equal to the taxes she will incur with respect to the $50,000 loan owed to the Company by Ms. Rogers that was forgiven in 1996.

     The Company has entered into a letter agreement, as amended, with Timothy N. Jenson, the Vice President, Treasurer and Assistant Secretary, pursuant to which, if the Company terminates Mr. Jenson without cause (as defined), whether before or after a change of control, then the Company will pay Mr. Jenson an amount equal to his annual base salary plus the average of the annual bonus received by him over the prior three year period (excluding bonus amounts guaranteed but not otherwise earned by performance), as well as continued COBRA payments for a one year period. In addition upon such termination, the vesting of stock options granted to Mr. Jenson will accelerate. Mr. Jenson's annual salary is currently $175,000 and he is eligible for an annual bonus of up to $43,750, one quarter of which is to be earned and paid quarterly based on achievement of financial and performance objectives. Mr. Jenson's quarterly bonus has been guaranteed to him for fiscal 1996. Provided that Mr. Jenson is still employed by the Company on January 1, 1997, he will receive an additional bonus of $25,000.

       In August, 1996 the Company entered into an employment agreement with James E. Illson pursuant to which he will serve as the Company's Chief Financial Officer and Senior Vice President for a three year period with an annual salary of $225,000 and an annual bonus of up to $125,000, one quarter of which is to be earned and paid quarterly based on achievement of financial and performance objectives. One eighth of Mr. Illson's annual bonus has been guaranteed to him for each of the third and fourth fiscal quarters of 1996. Mr. Illson's agreement also provides for him to receive a bonus of $125,000 upon the successful restructuring (as defined) of the Company's outstanding indebtedness. Mr. Illson also receives term life insurance coverage, $1 million face value, up to a maximum premium of $2000 per year. Under his employment agreement, if the Company terminates Mr. Illson without cause (as defined) then the Company will pay Mr. Illson in a lump sum an amount equal to his annual base salary plus the average of the annual bonus received by him over the prior three year period (excluding bonus amounts guaranteed but not otherwise earned by performance), as well as continued COBRA payments for a one year period. If Mr. Illson is terminated without cause within one year following a change of control then the Company will pay Mr. Illson in a lump sum an amount equal to one and one half times his annual base salary plus one and one half times the average of the annual bonus received by him over the prior three year period (excluding bonus amounts guaranteed but not otherwise earned by performance), as well as continued COBRA payments for an eighteen month period. In connection with his employment agreement, Mr. Illson also received a grant of stock options to purchase 75,000 shares of the Company's stock at $2.62 per share, the closing price of the Company's Common Stock on the date such grant was made. The vesting of such options will accelerate upon a termination without cause following a change of control.

      In September, 1996 the Company entered into an employment agreement with James D. Wittry pursuant to which he will serve as Senior Vice President - Sales of Merisel Americas, Inc. for a three year period with an annual salary of $225,000 and an annual bonus of up to $112,500, one quarter of which is to be earned and paid quarterly based on achievement of financial and performance objectives. All of Mr. Wittry's quarterly bonus has been guaranteed to him for each of the third and fourth fiscal quarters of 1996 and for the first fiscal quarter of 1997 and one half of Mr. Wittry's quarterly bonus has been guaranteed to him for the second, third and fourth fiscal quarters of 1997. Under his employment agreement, if the Company terminates Mr. Wittry without cause (as defined) at any time prior to February 29, 1996, then the Company will pay Mr. Wittry in a lump sum an amount equal to one fourth of his annual base salary plus one fourth of the average annual bonus received by him to date, as well as continued COBRA payments for a three month period. If the Company terminates Mr. Wittry without cause at any time after February 29, 1996, then the Company will pay Mr. Wittry in a lump sum an amount equal to one half of his annual base salary plus one half of the average annual bonus received by him over the prior three year period (excluding bonus amounts guaranteed but not otherwise earned by performance for any quarter after the first fiscal quarter of 1997), as well as continued COBRA payments for a six month period. If Mr. Wittry is terminated without cause within one year following a change in control then the Company will pay Mr. Wittry in a lump sum an additional severance amount equal to one half of his annual base salary plus one half times the average of the annual bonus received by him over the prior three year period (excluding bonus amounts guaranteed but not otherwise earned by performance for any quarter after the first fiscal quarter of 1997), as well as continued COBRA payments for an additional three month period. In connection with his employment agreement, Mr. Wittry also received a grant of stock options to purchase 75,000 shares of the Company's stock at $2.50 per share, the closing price of the Company's Common Stock on the date such grant was made. The vesting of such options will accelerate upon a termination without cause following a change of control.

      On November 6, 1996, the Organization and Compensation Committee of the Board of Directors approved the terms of an employment agreement with Martin Fishman, an executive officer of the Company and the President of Merisel FAB, Inc. The terms so approved include an annual salary of $175,000 and an annual bonus of up to $40,000. In addition Mr. Fishman will receive a bonus of $50,000 upon the successful completion of a sale of Merisel FAB, Inc. Mr. Fishman will also receive a payment equal to his annual base salary if his employment is terminated following the sale of Merisel FAB, Inc. The terms of Mr. Fishman's agreement are subject to the negotiation and execution of a definitive agreement.

      The Company has also entered into agreements with each of Kelly M. Martin, Archie K. Miller and Bruce A. Zeedik, pursuant to which they will receive certain payments if the Company terminates such executive's employment without cause or the executive resigns with good reason (each as defined). Such payments vary from 3 months base salary and bonus and COBRA coverage to 9 months base salary, bonus and COBRA coverage and also may include acceleration of option vesting.

   Under all of the foregoing agreements, the executives party to such agreements are subject to specified obligations of non-competition, non-solicitation and confidentiality during the benefit periods or the terms of the agreements, as applicable.

Certain Relationships and Related Transactions


   Merisel has entered into Indemnity Agreements with each of its directors and executive officers, which agreements require Merisel, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of Merisel (other than liabilities arising from conduct in bad faith or which is knowingly fraudulent or deliberately dishonest), and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them.

Organization and Compensation Committee Report on 1995 Executive
Compensation

   At the end of fiscal 1995, the Organization and Compensation Committee (the ''Committee'') of the Merisel Board of Directors was comprised of Messrs. Abrams, House and Miller. Dwight A. Steffensen and David S. Wagman also served on the Committee in 1995. The Committee establishes policies relating to the compensation of Company executive officers and other key employees. The administration of the Company's employee stock option plans is the responsibility of the Company's Option Committee, which is currently comprised of Messrs. Abrams, House and Schoenberg. All decisions of the Committee relating to compensation of the Company's executive officers are ratified by the entire Board of Directors. Decisions relating to the grant of stock options to executive officers, are made solely by the Option Committee so that grants of such options satisfy Rule 16b-3 of the Securities Exchange Act of 1934. In the 1995 fiscal year, the Company's Board of Directors ratified all of the Committee's recommendations regarding executive compensation, as submitted. Additionally, each member of the Board of Directors who is also an executive officer does not participate when the Board of Directors reviews his compensation.

   As required by rules designed to enhance the disclosure of Merisel's executive compensation policies and practices, the following is the Committee's report submitted to the Board of Directors addressing the compensation of the Company's executive officers for the 1995 fiscal year.

 Compensation Policy.

    Merisel's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term objectives and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of internal strategic objectives and (b) executive stock options through the Company's stock option plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership, which in turn leads to the expansion of management's stake in the long-term performance and success of the Company

   Base Salary. Due to the Company's financial performance in fiscal 1994, the base salary level of executive officers in fiscal 1995 was generally not increased. Only Susan Miller-Smith's, Thomas Reeves' and Verilyn Smith's 1995 base salaries were changed as a result of the new positions held within the Company by each of these executives. In addition, a portion of Mr. Lemerise's target bonus amount was added to his base salary and the value of car allowances previously provided to certain executive officers was added to such officers' base salaries. Base salaries in 1995 were paid either directly to the Company's executive officers in cash or, at the option of the executive, deferred as part of the Deferred Compensation Plan or the 401(k) Plan.

    Bonuses. The Merisel Management Incentive Program (the ''Incentive Program'') is intended to encourage and reward the achievement of certain short-term corporate objectives. Participants in the Incentive Program are assigned target bonus amounts ranging from 12.5% to 60% of the base salaries paid to such persons. Actual bonuses could then range from 0% to 150% of the target amounts, depending on the level of achievement of various performance objectives, including the satisfaction of net income milestones, the achievement of cost center budgets, the completion of priority tasks or a combination of these objectives. Bonuses are paid quarterly, based upon whether the executive meets quarterly objectives. In 1995, only Mr. Wolf met any of his quarterly objectives. Mr. Rittenmeyer, who was hired on September 29, 1995, was guaranteed his bonus for the last quarter of fiscal 1995.

   Stock  Options. The Company has adopted a long-term  incentive
compensation   strategy   to  provide   incentives   and   reward
management's contribution to the achievement of long-term Company performance, as measured by the market value of the Common Stock. Under this long-term strategy, the Option Committee awarded stock options in 1995 to executive officers under the Company's existing employee stock option plan who were deemed to be able to cause a measurable impact on the Company's earnings per share over an extended period. The options granted to executive officers in 1995 vest over a five-year period. In 1995, due to the volatility of the Company's stock price, the Committee determined to change the timing of stock option grants on a going forward basis and to phase in annual stock option grants, rather than granting options every three years. The Committee believes this changed strategy provides more meaningful incentives for senior management to remain with the Company and improve its long-term performance.

  Retention Program. In August 1995, the Committee authorized the Company to enter into certain retention and employment agreements with all of its executive officers, other than Mr. Pickett. The agreements provide for severance payments if the executive officer is terminated without cause (as defined). The amount of the payment varies, depending on whether the termination occurs after certain events, which events include a change in the chief executive officer or a change of control. The Committee believes that such agreements enable the Company to retain those executive officers who are critical to the success of the Company.

 Compensation of Former Chief Executive Officer.

   The annual salary earned by Michael Pickett, the Company's Chief Executive Officer for 1995, was $502,092, an amount that did not increase materially from his base salary in fiscal 1994. Mr. Pickett's base salary was determined pursuant to the terms of his employment agreement with the Company. Under his employment agreement, he participated in the Company's Management Incentive Bonus Plan as adopted from time to time by the Committee. In 1994, based on (a) improvements in the Company's performance and profitability in fiscal 1993 and (b) an increase in Mr. Pickett's responsibilities, as a result of a significant increase in both the Company's size and sales volume, the Committee determined that an increase in Mr. Pickett's base salary would have been appropriate. However, with the agreement of Mr. Pickett, the Committee agreed to increase the long-term compensation component of his compensation by increasing the amount of stock options that he would otherwise ordinarily receive under the Company's long-term incentive strategy, described above, in 1995. Accordingly, in fiscal 1995, Mr. Pickett was granted options to purchase 24,241 and 187,500 shares of the Company's common stock at an exercise price of $4.579 and $6.3125, respectively. The potential target bonus payable to Mr. Pickett in 1995, upon achievement of predetermined objectives set forth in the Incentive Program, was not raised from the 1994 level of $309,752. Mr. Pickett's bonus depended entirely on the Company achieving certain net income objectives each quarter. Pursuant to the Incentive Program, Mr. Pickett did not earn a bonus in any quarter of the 1995 fiscal year. On February 12, 1996, the Board of Directors voted to terminate Mr. Pickett's employment agreement and to pay him the resulting benefits, including a cash payment of $750,000. Mr. Pickett also received certain other benefits, including reimbursement for outplacement services and legal and accounting fees. Mr. Pickett also agreed not to compete with the Company for a period of 12 months, for which agreement he will receive an aggregate of $500,000, paid out periodically over such 12 months or immediately upon a change of control.

 Corporate Tax Deduction on Compensation.

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.

   The Committee believes that a direct relationship between executive compensation and Merisel's performance, as measured by growth in income and earnings, ultimately results in increased value to the Company's stockholders. The Committee believes that management compensation levels during the Company's 1995 fiscal year appropriately reflect the application of the Committee's compensation policy.

                            ORGANIZATION AND COMPENSATION
                            COMMITTEE

                            Joseph Abrams

                            David House

                            Dr. Arnold Miller


Stock Price Performance Graph

(a) The following graph compares the total cumulative stockholder return on the Common Stock from December 31, 1990 to December 31, 1995 to that of the Standard & Poor's MidCap Index, an index that includes 400 companies with a total capitalization of $578.6 billion as of December 31, 1995, and (b) a combination, assuming investment on a weighted average basis, of the Standard & Poor's Computer Systems Index and the Standard & Poor's Computer Software & Services Index over the same period. The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 31, 1990, and that all dividends have been reinvested.

                       RELATIONSHIP WITH
                 INDEPENDENT PUBLIC ACCOUNTANTS


    The Company has appointed Deloitte & Touche, certified public accountants, to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1996. Deloitte & Touche, previously Deloitte Haskins & Sells, has audited the Company's financial statements since 1981. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The Company has been advised that neither such firm, nor any of its partners or associates, has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors.

                         OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote on them in accordance with their best judgment.

        STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders which are intended to be presented at the 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") must be received by the Company within a reasonable time before the date of the Company's Proxy Statement relating to the 1997 Annual Meeting, in order to be included in such Proxy Statement.

                         ANNUAL REPORTS

    A copy of the 1995 Annual Report to Stockholders (the "Annual Report") is being mailed to each stockholder of record together with this Proxy Statement. In April 1996, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 1995. The Form 10-K contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which are not included in the Annual Report. A COPY OF THE FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING
TO: Susan T. Stillings, Director, Investor Relations, Merisel, Inc., 200 Continental Boulevard, El Segundo, California 90245. The Annual Report and Form 10-K are not part of the Company's soliciting material.

                        By Order of the Board of Directors

                        /s/ Kelly M. Martin

                        Kelly M. Martin
                        Secretary



El Segundo, California
November  14, 1996

                             APENDIX
                           PROXY FORM

                          MERISEL, INC.
                    200 Continental Boulevard
                     El Segundo, California
 This Proxy is Solicited on Behalf of the Board of Directors of
                          MERISEL, INC.

     The undersigned stockholder of Merisel, Inc., a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints James E. Illson and Kelly M. Martin, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on December 18, 1996 at 10:00 a.m. at 200 Continental Boulevard, El Segundo, California, and at any adjournments thereof, and be entitled to vote, as follows:

The Board of Directors recommends a vote FOR all nominees listed in Proposal No. 1.

PROPOSAL NO. 1: To elect two Class II directors to the Board of
Directors for terms expiring in 1998.

/X/  FOR ALL NOMINEES LISTED BELOW    /   /  WITHHOLD AUTHORITY TO VOTE
     (EXCEPT AS INDICATED BELOW)             FOR ALL NOMINEES LISTED BELOW

                 David L. House            Dwight A. Steffensen


Instructions: To withhold authority to vote for any individual nominee write in that nominee's name in the space provided:

------------------------------------------------------------------------

     Said attorneys and proxies, and each of them, shall have the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the conduct of the Meeting; matters presented at the Meeting but which are not known to the Board of Directors at the time of the solicitation of this Proxy; and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

-----------------------------------------------------------------

     A majority of the above-named proxies present at said Meeting, either in person or by substitute (or if only thereof shall be present and acting, then that one), shall have and exercise all powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the Meeting and a copy of the Company's Annual Report to Stockholders.


                                        -------------------------------
                                        Signature of Stockholder

                                        Dated:-------------------, 1996

                                        -------------------------------
                                        Signature of Stockholder

                                        Dated:-------------------, 1996


Important: In signing this proxy, please sign your names on the signature lines in the same way as it is stenciled on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH
JOINT TENANT SHOULD SIGN.